Exhibit 99.1

MURPHY OIL ANNOUNCES EXECUTIVE PROMOTIONS

EL DORADO, Arkansas, February 2, 2012 – Murphy Oil Corporation (NYSE:MUR) announced today the following promotions, effective February 1, 2012.

Bill Stobaugh has been promoted to Executive Vice President, Corporate Planning & Business Development. Stobaugh joined Murphy Oil Corporation in May 1995 as Vice President, Corporate Planning in El Dorado, Arkansas. He was promoted to Senior Vice President, Corporate Planning in May 2005.

Stobaugh received a bachelor’s degree in chemical engineering from the Georgia Institute of Technology and also holds an MBA from Harvard Business School.

In his new position, Stobaugh will continue to report to David Wood, President and Chief Executive Officer.

Tom Mireles has been promoted to Vice President, Corporate Planning & Business Development for Murphy Oil Corporation. Mireles joined Murphy Exploration & Production Company in August 2005 as Senior Staff Analyst in the Frontier E&P Department at Houston, Texas. In 2007 he was promoted to Manager, Business Development and became Senior Manager, Business Development in 2009. He was promoted to General Manager, Planning & Analysis in June 2010.

Mireles holds bachelor’s and master’s degrees in Petroleum Engineering from Texas A & M University and an MBA from the London Business School.

In his new position, Mireles will continue to report to Stobaugh.

#####